Exhibit 99.1

This statement on Form 4 is filed by BC European Capital VIII-22.

Date of Event Requiring Statement:  November 5, 2013

Issuer Name and Ticker or Trading Symbol:  Office Depot, Inc. (ODP)

For and on behalf of the Limited Partnership BC European Capital VIII-22:

/S/ MATTHEW ELSTON
Name: Matthew Elston
Director, CIE Management II Limited acting as General
Partner of the Limited Partnership BC European Capital VIII-22

/S/ LAURENCE MCNAIRN
Name: Laurence McNairn
Director, CIE Management II Limited acting as General
Partner of the Limited Partnership BC European Capital VIII-22

[Signature Page to Form 4]